As filed with the Securities and Exchange Commission on February 13, 2007
Registration No. 333-96661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

a21, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

74-2896910
(I.R.S. Employer Identification No.)

7660 CENTURION PARKWAY
JACKSONVILLE, FLORIDA 32256

(Address of Principal Executive Offices)  (Zip Code)

a21, Inc.
2002 Directors, Officers and Consultants Stock Option,
Stock Warrant and Stock Award Plan
(Full Title of the Plan)

Thomas Costanza
7660 Centurion Parkway
Jacksonville, Florida 32256
(904) 565-0066

(Name and Address of Agent for Service)

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, this Registration Statement serves as Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-86946), relating to 522,418 shares (223,236 shares on a split adjusted basis) of Registrant's common stock issuable pursuant to the Registrant’s 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8, filed by a21, Inc., a Delaware corporation (“a21-Delaware” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”), relates to those certain registration statements filed with the Commission by a21, Inc., a Texas corporation (“a21-Texas”) on April 25, 2002 and July 18, 2002, bearing Registration Numbers 333-86946 and 333-96661, respectively (the “Registration Statements”), and is being filed by the Registrant as the successor to a21-Texas following the Merger described below.

On July 31, 2006, a21-Texas, merged (the “Merger”) with and into a21-Delaware (then a wholly owned, non-operating subsidiary of a21-Texas formed for the purpose of effecting the Merger), with a21-Delaware surviving the Merger. The Merger was effected pursuant to that certain Agreement and Plan of Merger dated July 7, 2006, which was approved by the Board of Directors of a21-Texas on June 19, 2006 and by the holders of a majority of the outstanding common stock of a21-Texas on June 23, 2006. As a result of the Merger, (i) each issued share of common stock of a21-Texas was converted into a share of common stock of a21-Delaware; and (ii) each option, warrant, convertible note or other right to acquire shares of a21 Texas’s common stock was converted into and became an equivalent option, warrant, convertible note or other right to acquire an equal number of shares of a21-Delaware’s common stock on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such a21-Texas option, warrant or other right immediately prior to the reincorporation. Accordingly, all of the a21-Texas’s shares of common stock previously registered under the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan are now shares of common stock of the Registrant.

Pursuant to Rule 414(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby adopts each of the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. Moreover, the Registrant hereby amends and restates the items of each of the Registration Statements as set forth herein for the purpose of reflecting material changes resulting from the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions to Form S-8, Part I is not filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)	Our Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, as filed with the SEC;

(2)	Our Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2006, as filed with the SEC;

(3)	Our Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2006, as filed with the SEC;

(4)	Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the SEC;

(5)
Pages F-2 to F-37 in our Registration Statement on Form SB-2, as filed with the SEC on December 29, 2006, relating to our consolidated financial statements as of and for the years ended December 31, 2005 and 2004;

(6)	Our Current Report on Form 8-K dated January 3, 2006, as filed with the SEC;

(7)	Our Current Report on Form 8-K dated March 6, 2006, as filed with the SEC;

(8)	Our Current Report on Form 8-K dated March 14, 2006, as filed with the SEC;

(9)	Our Current Report on Form 8-K dated April 17, 2006, as filed with the SEC;

(10)	Our Current Report on Form 8-K dated April 27, 2006, as filed with the SEC;

(11)	Our Current Report on Form 8-K dated May 15, 2006, as filed with the SEC;

(12)	Our Amended Current Report on Form 8-K/A dated May 15, 2006, as filed with the SEC;

(13)	Our Current Report on Form 8-K dated June 6, 2006, as filed with the SEC;

(14)	Our Current Report on Form 8-K dated June 19, 2006, as filed with the SEC;

(15)	Our Current Report on Form 8-K dated June 27, 2006, as filed with the SEC;

(16)	Our Current Report on Form 8-K dated July 20, 2006, as filed with the SEC;

(17)	Our Current Report on Form 8-K dated July 31, 2006, as filed with the SEC;

(18)	Our Current Report on Form 8-K dated September 28, 2006, as filed with the SEC;

(19)	Our Current Report on Form 8-K dated November 20, 2006, as filed with the SEC;

(20)	Our Current Report on Form 8-K dated January 8, 2007, as filed with the SEC; and

(21)	The description of our common stock contained in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which de-registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that none of our directors will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director, with certain limited exceptions.

The Delaware General Corporation Law and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and provided that with respect to any criminal action or proceeding, the person had no reasonable cause to believe was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. Our certificate of incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT
4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Appendix C to the Registrant’s Definitive Information Statement, filed July 11, 2006).
4.2	By-laws of the Registrant, as amended to date (incorporated herein by reference to Appendix C to the Registrant’s Definitive Information Statement, filed July 11, 2006).
4.3
2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-8, filed on April 25, 2002).

4.4
Amendment No. 1 to a21, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference to Exhibit No. 4.5 to Registrant's Registration Statement on Form S-8, filed on July 18, 2002).

5.1	Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (incorporated herein by reference to Exhibit 5.1 to the Registrants Registration Statement on Form S-8, filed on July 18, 2002)
5.2	Opinion of Sonfield and Sonfield (incorporated herein by reference to Exhibit 5 to the Registrants Registration Statement on Form S-8, filed on April 25, 2002)
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Eisner LLP
23.3	Consent of Baker Tilly
23.4	Consent of KPMG LLP
23.5	Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (included in Exhibit 5.1)
23.6	Consent of Sonfield and Sonfield (included in Exhibit 5.2)
24.1	Power of Attorney (included as part of the signature page of this registration statement).

Item 9.    Undertakings.

The undersigned Registrant undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2)
That, for determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
That, for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, state of Florida, on this 13 day of February, 2007.

a21, INC.

By:	/s/ John Z. Ferguson
John Z. Ferguson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Ferguson and Thomas Costanza his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 13 day of February, 2007.

SIGNATURE	TITLE (CAPACITY)

/s/ John Z. Ferguson	Chief Executive Officer (Principal Executive Officer), and Director
John Z. Ferguson

/s/ Thomas Costanza	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas Costanza

/s/ Philip N. Garfinkle	Executive Chairman and Director
Philip N. Garfinkle

/s/ Ardell D. Albers	Director
Ardell D. Albers

/s/ Laura B. Sachar	Director
Laura B. Sachar

/s/ Albert H. Pleus	Director
Albert H. Pleus

/s/ C. Donald Wiggins	Director
C. Donald Wiggins

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT
4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Appendix C to the Registrant’s Definitive Information Statement, filed July 11, 2006).
4.2	By-laws of the Registrant, as amended to date (incorporated herein by reference to Appendix C to the Registrant’s Definitive Information Statement, filed July 11, 2006).
4.3
2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference to Exhibit No. 4.1 to Registrant's Registration Statement on Form S-8, filed on April 25, 2002).

4.4
Amendment No. 1 to a21, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (incorporated herein by reference to Exhibit No. 4.5 to Registrant's Registration Statement on Form S-8, filed on July 18, 2002).

5.1	Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (incorporated herein by reference to Exhibit 5.1 to the Registrants Registration Statement on Form S-8, filed on July 18, 2002)
5.2	Opinion of Sonfield and Sonfield (incorporated herein by reference to Exhibit 5 to the Registrants Registration Statement on Form S-8, filed on April 25, 2002)
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Eisner LLP
23.3	Consent of Baker Tilly
23.4	Consent of KPMG LLP
23.5	Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (included in Exhibit 5.1)
23.6	Consent of Sonfield and Sonfield (included in Exhibit 5.2)
24.1	Power of Attorney (included as part of the signature page of this registration statement).